As filed with the Securities and Exchange Commission on June 26, 2025

Registration No. 333-288025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lexeo Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-4012572
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

345 Park Avenue South, Floor 6

New York, New York 10010

(212) 547-9879

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Nolan Townsend

Chief Executive Officer

Lexeo Therapeutics, Inc.

345 Park Avenue South, Floor 6

New York, New York 10010

(212) 547-9879

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Megan J. Baier David G. Sharon Wilson Sonsini Goodrich & Rosati, Professional Corporation 1301 Avenue of the Americas New York, New York 10019 (212) 999-5800	Jenny R. Robertson Chief Legal Officer Lexeo Therapeutics, Inc. 345 Park Avenue South, Floor 6 New York, New York 10010 (212) 547-9879

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 26, 2025

PROSPECTUS

41,630,514 Shares of Common Stock

This prospectus relates to the offer and resale from time to time of up to 41,630,514 shares, or the Shares, of common stock of Lexeo Therapeutics, Inc., a Delaware corporation, or the Company, par value $0.0001 per share, or the Common Stock, by the selling stockholders identified in this prospectus, including their transferees, pledgees or donees or their respective successors, or the Selling Stockholders. The Shares consist of (i) 20,790,120 shares of Common Stock held by the Selling Stockholders, or the Outstanding Shares, (ii) 6,963,556 shares of Common Stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of Common Stock held by certain Selling Stockholders, or the Pre-Funded Warrants, and (iii) 13,876,838 shares of Common Stock issuable upon the exercise of outstanding common warrants to purchase shares of Common Stock held by the Selling Stockholders, or the Common Warrants, and, together with the Pre-Funded Warrants, the Warrants. The Outstanding Shares and the Warrants were issued by us in a private placement, or the Private Placement, pursuant to a securities purchase agreement among us and such Selling Stockholders dated May 27, 2025, or the Purchase Agreement. Concurrently with the Purchase Agreement, we entered into a registration rights agreement, or the Registration Rights Agreement, with the Selling Stockholders, and we are registering the Shares being offered hereunder pursuant to such registration rights agreement on behalf of the Selling Stockholders, to be offered and sold by them from time to time.

The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the date of this prospectus. The Selling Stockholders may sell the Shares described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

We are not selling any Shares under this prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. We will, however, receive the net proceeds of any Warrants exercised for cash. We will pay the expenses associated with registering the sales by the Selling Stockholders other than any underwriting discounts and commissions, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

Our Common Stock is listed on The Nasdaq Global Market, or Nasdaq, under the symbol “LXEO”. On June 25, 2025, the last quoted sale price for our Common Stock as reported on Nasdaq was $4.19 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and for future filings. See the section titled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks and uncertainties of investing in our securities described in the section titled “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus as well as the documents incorporated by reference in this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated     , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders and their permitted transferees may, from time to time, sell the shares offered by them as described in the section titled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Stockholders of such Shares. We will, however, receive the net proceeds of any Warrants exercised for cash.

This prospectus provides you with a general description of the securities that may be offered. To the extent necessary, each time that the Selling Stockholders offer and sell securities, we or the Selling Stockholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses) together with the additional information described under the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. Neither we nor the Selling Stockholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus, any prospectus supplement or free writing prospectus, and the documents incorporated by reference therein contain summaries of certain provisions contained in some of the documents described or incorporated by reference herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

For investors outside of the United States: Neither we nor the Selling Stockholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

The Lexeo design logo and the Lexeo mark appearing in this prospectus are the property of Lexeo Therapeutics, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, information contained elsewhere in or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should carefully read this entire prospectus, especially the section of this prospectus titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “the Company,” and “Lexeo” refer to Lexeo Therapeutics, Inc.

Company Overview

We are a clinical stage genetic medicine company dedicated to reshaping heart health by applying pioneering science to fundamentally change how cardiovascular diseases are treated. We are advancing a portfolio of therapeutic candidates that take aim at the underlying genetic causes of conditions, including LX2006 for the treatment of Friedreich ataxia, or FA, cardiomyopathy, LX2020 for the treatment of plakophilin-2, or PKP2, arrhythmogenic cardiomyopathy, and others for devastating diseases with high unmet need.

Our most advanced cardiovascular product candidate, LX2006 for the treatment of FA cardiomyopathy, is currently being evaluated in SUNRISE-FA, our ongoing Phase 1/2 clinical trial and in a Cornell investigator-initiated trial. In July 2024, we provided an interim clinical update, which included baseline characteristics from the 11 treated participants across the two studies and data from the eight participants who had reached at least six months of follow-up as of that time. These data showed improvements in key cardiac biomarkers including left ventricular mass index, lateral wall thickness, and high-sensitivity troponin I. Additionally, in November 2024 we reported that we observed an increase in frataxin protein expression in the hearts of four patients that had undergone cardiac biopsies (cohort 1 (n=1), cohort 2 (n=3)) as measured by liquid chromatography-mass spectrometry, or LCMS, and immunohistochemistry. LX2006 has been generally well-tolerated across both trials to date, with no clinically significant complement activation. One year after dosing, one participant with multiple comorbidities and a history of flu-like symptoms presented with Grade 2 asymptomatic myocarditis. Six weeks later, a biopsy was negative for myocarditis and the participant remains asymptomatic. In November 2024 we announced alignment with the U.S. Food and Drug Administration, or the FDA, on key elements of a registrational development plan for LX2006, including an accelerated approval pathway with left ventricular mass index and frataxin protein expression as co-primary registrational endpoints. In February 2025, we reached further alignment with the FDA that the frataxin protein expression co-primary endpoint would be evaluated for any increase from baseline in frataxin positive area as measured by immunohistochemistry as opposed to any specific numerical threshold. In April 2025, we provided an interim clinical update, which included baseline characteristics from the 16 treated participants across the two studies, frataxin protein expression from four additional patients that had undergone cardiac biopsies (cohort 3 (n=4)), and data from the 12 participants who had reached at least six months of follow-up as of that time. These data showed an increase in frataxin expression versus baseline at three months in all patients that had undergone cardiac biopsies (cohort 1 (n=1), cohort 2 (n=3), cohort 3 (n=4)) as measured by LCMS, upon which we reached further alignment with the FDA to measure protein expression. These data also showed dose responsive increases in frataxin expression relative to dose cohorts, improvements in key cardiac biomarkers including left ventricular mass index, lateral wall thickness, and high-sensitivity troponin I, as well as improvements in functional measures including the Modified Friedreich’s Ataxia Rating Scale, or mFARS, and Kansas City Cardiomyopathy Questionnaire, or KCCQ-12.

Our second most advanced cardiovascular product candidate, LX2020 for the treatment of arrhythmogenic cardiomyopathy, or ACM, caused by mutations in the PKP2 gene, referred to as PKP2-ACM, is currently being evaluated in HEROIC-PKP2, an ongoing Phase 1/2 clinical trial. To date, six participants have been enrolled in this trial: three in cohort 1 and three in cohort 2. We have obtained post-treatment cardiac biopsies from two participants in cohort 1; the third cohort 1 participant elected to not undergo the post-treatment biopsy procedure. In these two participants with post-treatment samples, we have observed an increase in PKP2 protein expression in the heart, quantified using western blot assay, showing a 71% and 115% increase in PKP2 protein expression versus pre-treatment baseline. In addition, the first participant to reach six months post-treatment experienced a 67% reduction in PVCs from baseline and normalization of QRS duration. Across all participants dosed, LX2020 has been generally well-tolerated with no treatment-related serious adverse events to date and no clinically significant complement activation. We expect to provide an interim data readout focused on clinical efficacy biomarkers in the second half of 2025.

In April 2025, we identified approximately $20 million in capital to redeploy towards our LX2006 and LX2020 programs. This capital was redeployed from preclinical and non-cardiac pipeline activities and included a limited reduction in force impacting approximately 15% of employees. The updated capital structure is expected to enable us to execute against key milestones for our clinical-stage pipeline, accelerate work to initiate a registrational study for our LX2006 program by early 2026, and, together with the proceeds from the Private Placement, maintain operational runway into 2028.

Each of our gene therapy candidates utilizes the vector construct, dose and route of administration that we believe will result in the most favorable biodistribution and safety profile for our product candidate for each disease. Our most advanced programs use the AAVrh10 vector due to its high transduction efficiency in myocardial cells, potential for lower toxicity given the opportunity to utilize lower doses compared to other well-established AAV serotypes, and low pre-existing immunity.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

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reduced obligations with respect to financial data, including only being required to present two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

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an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We may take advantage of these provisions until we no longer qualify as an emerging growth company. We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2028, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens.

We have taken advantage of certain reduced reporting requirements in the documents incorporated by reference into this prospectus. Accordingly, the information contained and incorporated by reference herein may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our Common Stock less attractive as a result of these elections, which may result in a less active trading market for our Common Stock and higher volatility in our share price.

We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700.0 million and our annual revenue was less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250.0 million measured on the last business day of the second fiscal quarter of the preceding fiscal year or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700.0 million measured on the last business day of the second fiscal quarter of the preceding fiscal year. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Accordingly, the information contained or incorporated by reference herein may be different than the information you receive from other public companies in which you hold stock.

Corporate Information

In February 2017, we were formed as a Delaware limited liability company under the name LEXEO Therapeutics, LLC. In November 2020, we converted into a Delaware corporation and were renamed Lexeo Therapeutics, Inc. Our principal executive offices are located at 345 Park Avenue South, Floor 6, New York, New York 10010, and our telephone number is (212) 547-9879. Our website address is www.lexeotx.com. The information contained on, or accessible through, our website is not incorporated by reference in this prospectus. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are filed with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at ir.lexeotx.com when such reports are available on the SEC’s website. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. The information contained on the websites referenced in this prospectus and in the documents that are incorporated by reference in this prospectus is not incorporated by reference in this filing. Further, our references to website URLs are intended to be inactive textual references only.

Private Placement

On May 27, 2025, in connection with the Private Placement, we entered into the Purchase Agreement and the Registration Rights Agreement with the Selling Stockholders. Under the terms of the Registration Rights Agreement, we agreed to prepare and file, within 30 days after the closing of the Private Placement, one or more registration statements with the SEC to register the Shares for resale, and to use best efforts to cause such registration statement to become effective as soon as practicable.

At the closing of the Private Placement, on May 28, 2025, we sold and issued to the Selling Stockholders (i) 20,790,120 Outstanding Shares, (ii) Pre-Funded Warrants to purchase 6,963,556 shares of Common Stock, and (iii) Common Warrants to purchase 13,876,838 shares of Common Stock. The purchase price per share of Common Stock and accompanying Common Warrant to purchase one-half of one share of Common Stock was $2.8825, and the purchase price per Pre-Funded Warrant and accompanying Common Warrant to purchase one-half of one share of Common Stock was $2.8824. The total purchase price paid by the Selling Stockholder in the Private Placement was approximately $80 million, which does not include any proceeds that may be received by the Company upon exercise of any Warrants issued in the Private Placement.

Each Pre-Funded Warrant has an exercise price of $0.0001 per Share and does not expire until exercised in full, and the Common Warrants have an exercise price of $2.82 per Share and expire on May 28, 2029. The Warrants are exercisable at any time. We may not effect the exercise of any Warrant and a holder will not be entitled to request the exercise of any portion of any Warrant if, upon giving effect to such exercise, the aggregate number of Shares of Common Stock beneficially owned by the holder (together with its affiliates and other specified parties) would exceed 4.99%, 9.99%, or 14.99%, as applicable to each holder, of the number of Shares of Common Stock outstanding immediately after giving effect to the exercise, or the Beneficial Ownership Limitation. Pursuant to the terms of the Warrants, in no case shall the Beneficial Ownership Limitation exceed 19.99%. A holder may reset the Beneficial Ownership Limitation as to itself to a higher percentage (not to exceed 19.99%), effective 61 days after written notice to us.

The offer and sale of the securities in the Private Placement were not registered under the Securities Act or any state securities laws. We relied on the exemption from the registration requirements afforded by Rule 4(a)(2) under the Securities Act for the Private Placement. Each of the Selling Stockholders has represented to us that such Selling Stockholder is an “accredited investor” as defined in Regulation D of the Securities Act, and that the securities purchased by such Selling Stockholder were being acquired solely for its own account and for investment purposes and not with a present view to its future public sale or distribution.

The description of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which were filed as exhibits to our Current Report on Form 8-K, filed on May 27, 2025. See the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference.” The representations, warranties and covenants made by us in such agreements were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

THE OFFERING

Shares of Common Stock Offered by the Selling Stockholders Hereunder	41,630,514 Shares, consisting of (i) 20,790,120 Outstanding Shares held by the Selling Stockholders, (ii) 6,963,556 shares of Common Stock issuable upon the exercise of outstanding Pre-Funded Warrants held by certain Selling Stockholders, and (iii) 13,876,838 shares of Common Stock issuable upon the exercise of outstanding Common Warrants held by the Selling Stockholders.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares covered by this prospectus. We will, however, receive the net proceeds of any Warrants exercised for cash. See the section titled “Use of Proceeds” for more information.

Risk Factors	See the section titled “Risk Factors” on page 6 and the documents incorporated herein by reference for a discussion of factors that you should consider carefully before deciding to invest in our Common Stock.

Nasdaq Global Market Symbol	“LXEO”

Unless otherwise noted, the number of our shares of Common Stock outstanding is based on 33,196,997 shares of Common Stock outstanding as of March 31, 2025, and excludes:

•	4,406,906 shares of Common Stock issuable upon the exercise of outstanding options as of March 31, 2025, with a weighted-average exercise price of $10.16 per share;

•	1,038,154 shares of Common Stock issuable upon the vesting of restricted stock units, or RSUs, outstanding as of March 31, 2025 under our 2023 Equity Incentive Plan, or the 2023 Plan;

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2,066,836 shares of Common Stock reserved for future issuance under the 2023 Plan as of March 31, 2025, as well as any automatic increases in the number of shares of Common Stock reserved for issuance under the 2024 Plan; and

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770,734 shares of Common Stock reserved for future issuance under our 2023 Employee Stock Purchase Plan, or the 2023 ESPP, as of March 31, 2025, as well as any automatic increases in the number of shares of Common Stock reserved for issuance under the 2023 ESPP.

Up to $75.0 million of shares of our Common Stock may be sold from time to time under our “at-the-market” program that we entered into on March 24, 2025, with Leerink Partners LLC, or the ATM Facility. As of the date of this prospectus, we have not sold any shares of our Common Stock under the ATM Facility.

Unless otherwise noted, the information in this prospectus assumes no exercise of outstanding options or vesting of RSUs, or issuance of shares of Common Stock under the ATM Facility, subsequent to March 31, 2025.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and assumptions described under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occur, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of our Common Stock could decline, and you could lose part or all of your investment. Please also carefully read the sections titled “Special Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or free writing prospectus, and the documents incorporated by reference herein and therein contain certain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future, but these are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement or free writing prospectus and the documents incorporated herein and therein by reference, particularly in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements contained or incorporated by reference in this prospectus, any applicable prospectus supplement or free writing prospectus include, without limitation, statements about:

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the timing, progress and results of our preclinical studies and clinical trials of our product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

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the timing of our planned investigational new drug, or IND, submissions, initiation of planned clinical trials and timing of expected clinical results for LX2006 and LX2020, if applicable, and our other future product candidates;

•	the timing for receipt and announcement of data from our preclinical studies and clinical trials;

•	the timing of any submission of filings for regulatory approval of and our ability to obtain and maintain regulatory approvals for LX2006, LX2020 and any other product candidates;

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the impact of public health crises and other adverse global economic conditions on our operations and the potential disruption in the operations and business of third-party manufacturers, contract research organizations, or CROs, other service providers, and collaborators with whom we conduct business;

•	our ability to identify patients with the diseases treated by our product candidates, and to enroll patients in trials;

•	the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates;

•	the ability of our preclinical studies and clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

•	our expectations regarding the size of the patient populations, market acceptance and opportunity for and clinical utility of our product candidates, if approved for commercial use;

•	our manufacturing capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes;

•	our reliance on third party manufacturing partners to comply with significant regulations with respect to manufacturing our products;

•	our expectations regarding the scope of any approved indication for LX2006, LX2020 or any other product candidate;

•	our ability to successfully commercialize our product candidates, if approved;

•	our ability to leverage our platform to identify and develop future product candidates;

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our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for or ability to obtain additional funding before we can expect to generate any revenue from product sales;

•	our ability to establish or maintain collaborations or strategic relationships and any expected benefits related thereto;

•	our ability to identify, recruit and retain key personnel;

•	our reliance upon intellectual property licensed from third parties and our ability to obtain such licenses on commercially reasonable terms or at all;

•	our ability to protect and enforce our intellectual property position for our product candidates, and the scope of such protection;

•	our financial performance;

•	our competitive position and the development of and projections relating to our competitors or our industry;

•	our estimates regarding future revenue, expenses and needs for additional financing;

•	our anticipated use of our cash, cash equivalents, and investments balances and any proceeds from the ATM Facility;

•	the impact of current and future laws and regulations; and

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus, any applicable prospectus supplement or free writing prospectus.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. The forward-looking statements contained in this prospectus, any prospectus supplement or free writing prospectus, and the information incorporated by reference herein and therein speak only as of the applicable date of such document and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus, any prospectus supplement or free writing prospectus, and the information incorporated by reference herein and therein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus, any applicable prospectus supplement or free writing prospectus after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information known to us as of the date of the document containing such statement, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus, any applicable prospectus supplement or free writing prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these projections to be reasonable as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our Common Stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our Common Stock held by the Selling Stockholders. Upon any exercise of the Warrants for cash, the applicable Selling Stockholder would pay us the exercise price set forth in the Pre-Funded Warrants or Common Warrants, as applicable.

Each Pre-Funded Warrant has an exercise price of $0.0001 per share, and if all 6,963,556 Pre-Funded Warrants are exercised on a cash basis, we will receive proceeds of approximately $696. Each Common Warrant has an exercise price of $2.82 per share, and if all 13,876,838 Common Warrants are exercised on a cash basis, we will receive proceeds of approximately $39.1 million. We expect to use any such proceeds primarily to fund advancement of ongoing clinical stage programs, and for working capital and general corporate purposes. The Pre-Funded Warrants are exercisable at any time and will not expire until exercised in full. The Common Warrants are exercisable at any time and expire on May 28, 2029. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants or that they will exercise any or all of them for cash.

The Warrants are only exercisable on a net exercise cashless basis if, at the time of the exercise thereof, there is no effective registration statement registering, or no current prospectus available for the resale of, the Shares of Common Stock issuable upon exercise of the Warrants, as applicable. If the Warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable Selling Stockholder upon any such exercise of the Warrants.

The Selling Stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders of up to 41,630,514 Shares, which consists of (a) 20,790,120 Outstanding Shares held by the Selling Stockholders, (b) 6,963,556 shares of Common Stock issuable upon the exercise of outstanding Pre-Funded Warrants held by certain Selling Stockholders, and (c) 13,876,838 shares of Common Stock issuable upon the exercise of outstanding Common Warrants held by the Selling Stockholders. We cannot predict when or whether any of the Selling Stockholders will exercise their Warrants. For additional information, see the section titled “Prospectus Summary—Private Placement.”

The Selling Stockholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement.

The following table is prepared based on information provided to us by the Selling Stockholders and the 54,001,214 shares of Common Stock outstanding as of June 2, 2025. It sets forth, as of the date of this prospectus, the names of the Selling Stockholders, and the aggregate number of Shares that the Selling Stockholders may offer pursuant to this prospectus. Shares offered and beneficially owned are based primarily on information initially provided to us by the Selling Stockholders. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the Shares covered by this prospectus upon the completion of the offering, without regard to any limitations on the exercise of the Warrants. Under the terms of the Warrants, a holder will not be entitled to request the exercise of any portion of any Warrant if, upon giving effect to such exercise, the aggregate number of shares of our Common Stock beneficially owned by the holder (together with its affiliates and other specified parties) would exceed the Beneficial Ownership Limitation.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Shares. In particular, the Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Shares after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, each Selling Stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Stockholders’ method of distributing these securities.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any Selling Stockholder named below.

	Shares Beneficially Owned Prior to this Offering			Shares Beneficially Owned After this Offering
Name of Selling Stockholder	Number of Shares	Percentage	Shares Offered	Number of Shares	Percentage
Atlas Private Holdings (Cayman) Ltd.(1)	7,805,724	14.5	7,805,724	—	*
Entities affiliated with Frazier Life Sciences Management, L.P.(2)	8,761,239	16.2	7,805,724	955,515	1.8
Entities affiliated with Janus Henderson Investors US LLC(3)	10,141,422	18.8	7,805,724	2,335,698	4.3
Entities affiliated with ADAR1 Partners, LP(4)	2,747,015	5.1	2,601,906	145,109	*
Affinity Healthcare Fund, LP(5)	4,252,005	7.9	2,601,906	1,650,099	3.1
Ally Bridge MedAlpha Master Fund L.P.(6)	2,601,906	4.8	2,601,906	—	*
Citadel CEMF Investments Ltd.(7)	3,064,562	5.7	2,601,906	462,656	*
Coastlands Capital Partners LP(8)	2,801,906	5.2	2,601,906	200,000	*
Entities Affiliated with Vestal Point Capital, LP(9)	4,095,463	7.6	2,601,906	1,493,557	2.8
Woodline Master Fund LP(10)	3,459,464	6.4	2,601,906	857,558	1.6

*	Represents beneficial ownership or voting power of less than one percent.
(1)

Consists of (i) 3,469,210 shares of Common Stock purchased by Atlas Private Holdings (Cayman) Ltd., or Atlas, in the Private Placement and (ii) 4,336,514 shares of Common Stock issuable upon exercise of Warrants purchased by Atlas in the Private Placement. The Warrants held by Atlas prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Atlas, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%. Balyasny Asset Management L.P. is Atlas’ investment adviser. Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the reported securities. The address and principal office of Balyasny Asset Management L.P. is 767 5th Avenue, 35th Floor New York, NY 10153.

(2)

Consists of (a) (i) 955,515 shares of Common Stock held by Frazier Life Sciences Public Fund, L.P., or Frazier Public Fund, prior to the Private Placement, (ii) 2,117,952 shares of Common Stock purchased by Frazier Public Fund in the Private Placement and (iii) 2,647,440 shares of Common Stock issuable upon exercise of Warrants purchased by Frazier Public Fund in the Private Placement, (b) (i) 624,804 shares of Common Stock purchased by Frazier Life Sciences Public Overage Fund, L.P., or Frazier Public Overage Fund, in the Private Placement and (ii) 781,005 shares of Common Stock issuable upon exercise of Warrants purchased by Frazier Public Overage Fund in the Private Placement, (c) (i) 87,424 shares of Common Stock purchased by Frazier Life Sciences X, L.P., or Frazier X, in the Private Placement and (ii) 109,280 shares of Common Stock issuable upon exercise of Warrants purchased by Frazier X in the Private Placement, (d) (i) 232,784 shares of Common Stock purchased by Frazier Life Sciences XI, L.P., or Frazier XI, in the Private Placement and (ii) 290,980 shares of Common Stock issuable upon exercise of Warrants purchased by Frazier XI in the Private Placement and (e) (i) 406,246 shares of Common Stock purchased by Frazier Life Sciences XII, L.P., or Frazier XII (and together with Frazier Public Fund, Frazier Public Overage Fund, Frazier X and Frazier XI, the Frazier Funds) in the Private Placement and (iii) 507,809 shares of Common Stock issuable upon exercise of Warrants purchased by Frazier XII in the Private Placement. The Warrants held by the Frazier Funds prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of the Frazier Funds, their affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%. FHMLSP, L.P. is the general partner of Frazier Public Fund and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Albert Cha, James N. Topper, Patrick J. Heron and James Brush are the managing directors of FHMLSP, L.L.C. and therefore share voting and investment power over the shares held by Frazier Public Fund. Dr. Cha, Dr. Topper, Mr. Heron and

Dr. Brush disclaim beneficial ownership of the shares held by Frazier Public Fund except to the extent of their pecuniary interests in such shares, if any. FHMLSP Overage, L.P. is the general partner of Frazier Public Overage Fund, and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush are the members of FHMLSP Overage, L.L.C. and therefore share voting and investment power over the shares held by Frazier Public Overage Fund. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush disclaim beneficial ownership of the shares held by Frazier Public Overage Fund except to the extent of their pecuniary interests in such shares, if any. FHMLS X, L.P. is the general partner of Frazier X and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Mr. Heron and Dr. Topper are the members of FHMLS X, L.L.C. and therefore share voting and investment power over the shares held by Frazier X. Dr. Topper and Mr. Heron disclaim beneficial ownership of the shares held by Frazier X except to the extent of their pecuniary interests in such shares, if any. FHMLS XI, L.P. is the general partner of Frazier XI and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Mr. Heron, Dr. Topper and Daniel Estes are the members of FHMLS XI, L.L.C. and therefore share voting and investment power over the shares held by Frazier XI. Dr. Topper, Mr. Heron and Mr. Estes disclaim beneficial ownership of the shares held by Frazier XI except to the extent of their pecuniary interests in such shares, if any. FHMLS XII, L.P. is the general partner of Frazier XII, and FHMLS XII, L.L.C. is the general partner of FHMLS XII, L.P. Mr. Heron, Dr. Topper and Daniel Estes are the members of FHMLS XII, L.L.C. and therefore share voting and investment power over the shares held by Frazier XII. Dr. Topper, Mr. Heron and Mr. Estes disclaim beneficial ownership of the shares held by Frazier XII except to the extent of their pecuniary interests in such shares, if any. The principal business address of the above referenced entities and persons is 1001 Page Mill Rd., Building 4, Ste. B, Palo Alto, CA 94304.
(3)

Consists of (a) (i) 2,041,481 shares of Common Stock held by Janus Henderson Biotech Innovation Master Fund Limited, or Janus Master Fund, prior to the Private Placement, (ii) 2,995,891 shares of Common Stock purchased in the Private Placement and (iii) 3,828,341 shares of Common Stock issuable upon exercise of Warrants purchased by Janus Master Fund in the Private Placement and (b) (i) 294,217 shares of Common Stock held by Janus Henderson Biotech Innovation Master Fund II Limited, or Janus Master Fund II (and, together with Janus Master Fund, the Janus Funds), prior to the Private Placement, (ii) 430,883 shares of Common Stock purchased by Janus Master Fund II in the Private Placement and (iii) 550,609 shares of Common Stock issuable upon exercise of Warrants purchased by Janus Master Fund II in the Private Placement. The Warrants held by the Janus Funds prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of the Janus Funds, their affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 14.99%. These shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC, or Janus, an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Janus Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Janus Funds. Under the terms of its management contract with the Janus Funds, Janus has overall responsibility for directing the investments of the Janus Funds in accordance with the Janus Fund’s investment objective, policies and limitations. The Janus Funds have one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the shares of Common Stock offered hereby. The portfolio managers for the Janus Funds are Andrew Acker, Daniel S. Lyons and Agustin Mohedas. The address for Janus and the Janus Funds is 151 Detroit Street, Denver, CO 80206.

(4)

Consists of (a) (i) 125,099 shares of Common Stock held by ADAR1 Partners, LP, or ADAR1, prior to the Private Placement, (ii) 1,491,760 shares of Common Stock purchased by ADAR1 in the Private Placement, (iii) 745,880 shares of Common Stock issuable upon exercise of Warrants purchased by ADAR1 in the Private Placement and (iv) 20,010 shares of Common Stock purchased by ADAR1 after the closing of the Private Placement and (b) (i) 242,844 shares of Common Stock purchased by Spearhead Insurance Solutions IDF, LLC—Series ADAR1, or Spearhead Insurance, in the Private Placement and (ii) 121,422 shares of Common Stock issuable upon exercise of Warrants purchased by Spearhead Insurance in the Private Placement. The Warrants held by ADAR1 and Spearhead Insurance prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of ADAR1, Spearhead Insurance, their affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 4.99%. The investment manager of ADAR1 and the sub-adviser of Spearhead Insurance is ADAR1 Capital Management, LLC. The general partner of ADAR1 is ADAR1 Capital Management GP, LLC. The manager of ADAR1 Capital Management GP, LLC is Daniel Schneeberger. Mr. Schneeberger may be deemed to have shared voting and investment power of the securities held by ADAR1 and Spearhead Insurance and disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of Spearhead Insurance is c/o Spearhead Insurance Solutions IDF, LLC - Series ADAR1, 3828 Kennett Pike, Ste 202, Greenville, DE 19807. The address of ADAR1 is c/o ADAR1 Capital Management, LLC, 3503 Wild Cherry Drive, Building 9, Austin, TX 78738.
(5)

Consists of (i) 1,650,099 shares of Common Stock held by Affinity Healthcare Fund, LP, or Affinity, prior to the Private Placement, (ii) 1,734,604 shares of Common Stock purchased by Affinity in the Private Placement and (iii) 867,302 shares of Common Stock issuable upon exercise of Warrants purchased by Affinity in the Private Placement. The Warrants held by Affinity prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Affinity, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%. Affinity Asset Advisors, LLC, or Affinity Advisor, is the investment manager of Affinity and exercises investment discretion with regard to the shares of Common Stock owned by Affinity. Affinity and Affinity Advisor have the shared power to vote or to direct the vote and to dispose or direct the disposition of such shares of Common Stock owned by Affinity. Affinity Advisor may be deemed to be the beneficial owner of such shares of Common Stock owned by Affinity by virtue of its position as investment manager of Affinity. The address of Affinity is 450 Park Avenue, Suite 1403, New York, NY 10022.

(6)

Consists of (i) 867,302 shares of Common Stock purchased by Ally Bridge MedAlpha Master Fund L.P., or MedAlpha, in the Private Placement and (ii) 1,734,604 shares of Common Stock issuable upon exercise of Warrants purchased by MedAlpha in the Private Placement. The Warrants held by MedAlpha prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of MedAlpha, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 4.99%. Mr. Fan Yu is the sole shareholder of ABG Management Ltd., which is the sole member of Ally Bridge Group (NY) LLC, which manages investments of MedAlpha. As such, each of the foregoing entities and Mr. Fan Yu may be deemed to share beneficial ownership of the shares held by MedAlpha. Each of them disclaims any such beneficial ownership. The address of MedAlpha is c/o Ally Bridge Group (NY) LLC, 430 Park Avenue, 12th Floor, New York, NY 10022.

(7)

Consists of (i) 462,656 shares of Common Stock held by Citadel CEMF Investments Ltd., or Citadel CEMF, prior to the Private Placement, (ii) 884,604 shares of Common Stock purchased by Citadel CEMF in the Private Placement, (iii) 867,302 shares of Common Stock issuable upon exercise of Common Warrants purchased by Citadel CEMF in the Private Placement and (iv) 850,000 shares of Common Stock issuable upon exercise of Pre-Funded Warrants purchased by Citadel CEMF in the Private Placement. The Warrants held by Citadel CEMF prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Citadel CEMF, its affiliates and any person whose beneficial ownership would be attributable to such entities would exceed 9.99%. Citadel Advisors LLC is the portfolio manager of Citadel CEMF. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the securities held by Citadel CEMF. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel CEMF related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF is c/o Citadel Enterprise Americas LLC, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.

(8)

Consists of (i) 1,734,604 shares of Common Stock purchased by Coastlands Capital Partners LP, or Coastlands Capital, in the Private Placement, (ii) 867,302 shares of Common Stock issuable upon exercise of Warrants purchased by Coastlands Capital in the Private Placement and (iii) 200,000 shares of Common Stock purchased by Coastlands Capital after the closing of the Private Placement. The Warrants held by Coastlands Capital prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Coastlands Capital, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 4.99%. Coastlands Capital is a Delaware limited partnership. Coastlands Capital LP, a Delaware Limited Partnership, is the investment adviser to Coastlands Capital and Coastlands Capital GP LLC, a Delaware limited liability company, or the General Partner, is the general partner of Coastlands Capital. Coastlands Capital LLC, a Delaware limited liability company, or Coastlands GP, is the general partner of Coastlands Capital LP. Matthew D. Perry is the control person of Coastlands Capital LP, Coastlands GP and the General Partner. The foregoing person each disclaims membership in a group. Each reporting person also disclaims beneficial ownership of Common Stock except to the extent of that person’s pecuniary interest therein. The address of the foregoing entities is 601 California St., Suite 1210, San Francisco, CA 94108.
(9)

Consists of (a) (i) 751,630 shares of Common Stock held by Vestal Point Master Fund L.P., or Vestal Point Master Fund, prior to the Private Placement, (ii) 872,542 shares of Common Stock purchased by Vestal Point Master Fund in the Private Placement and (iii) 436,271 shares of Common Stock issuable upon exercise of Warrants purchased by Vestal Point Master Fund in the Private Placement and (b) (i) 741,927 shares of Common Stock held by an account separately managed by Vestal Point Capital, LP, or Vestal Point Capital, prior to the Private Placement, (ii) 862,062 shares of Common Stock purchased by the account separately managed by Vestal Point Capital in the Private Placement and (iii) 431,031 shares of Common Stock issuable upon exercise of Warrants purchased by the account separately managed by Vestal Point Capital in the Private Placement. The Warrants held by the entities affiliated with Vestal Point Capital prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of such entities, their affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%. The sole general partner of Vestal Point Master Fund, LP is Vestal Point Partners GP, LLC. The managing member of Vestal Point Partners GP, LLC is Ryan Wilder. The sole general partner of Vestal Point Capital, LP is Vestal Point Capital, LLC. The managing member of Vestal Point Capital, LLC is Mr. Wilder. As a result, Mr. Wilder may be deemed to have voting and investment power over the securities held by Vestal Point Master Fund, LP and the account separately managed by Vestal Point Capital, LP. Mr. Wilder disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of the foregoing entities and Mr. Wilder is c/o Vestal Point Capital, LP, 632 Broadway, Suite 602, New York, NY 10012.

(10)

Consists of (i) 857,558 shares of Common Stock held by Woodline Master Fund L.P., or Woodline, prior to the Private Placement, (ii) 1,734,604 shares of Common Stock purchased by Woodline in the Private Placement and (iii) 867,302 shares of Common Stock issuable upon exercise of Warrants purchased by Woodline in the Private Placement. The Warrants held by Woodline prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Woodline, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 4.99%. Woodline Partners LP, or Woodline Partners, serves as the investment manager of Woodline and may be deemed to be the beneficial owner of the shares. Woodline Partners disclaims any beneficial ownership of these shares. The address of the foregoing entities is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

Relationships with Selling Stockholders

As discussed in greater detail above in the section titled “Prospectus Summary—Private Placement,” on May 27, 2025, we entered into the Purchase Agreement and Registration Rights Agreement with the Selling Stockholders pursuant to which, on May 28, 2025, we sold the Outstanding Shares and the Warrants to the Selling Stockholders and agreed to file a registration statement to enable the resale of the Shares covered by this prospectus. None of the Selling Stockholders or any persons having control over such Selling Stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell, transfer, distribute in kind for no consideration or otherwise dispose of any or all of their shares of our Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;

•	through the distribution of the securities by any Selling Stockholder to its partners, members or stockholders;

•	by pledge to secured debts and other obligations or any transfer upon the foreclosure under such pledges;

•	directly to one or more purchasers;

•	through delayed delivery requirements;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. The Company will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (1) such time as all of the Shares covered by the registration statement of which this prospectus forms a part have been disposed of pursuant to and in accordance with such registration statement, (2) the date that all the Shares covered by the registration statement of which this prospectus forms a part cease to be Registrable Securities (as defined in the Registration Rights Agreement) and (3) five years from the date of effectiveness of the registration statement of which this prospectus forms a part.

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby is being passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, New York, New York.

EXPERTS

The financial statements of Lexeo Therapeutics, Inc. as of December 31, 2024 and 2023, and for the years then ended have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.lexeotx.com. We make available, free of charge, on our investor relations website at ir.lexeotx.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference in this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (File No. 001-41855):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025;

•

our definitive Proxy Statement on  Schedule 14A, filed with the SEC on April 28, 2025, as supplemented by the additional definitive proxy soliciting materials filed with the SEC on June  5, 2025 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025, as amended by our Quarterly Report on Form 10-Q/A, filed with the SEC on May 15, 2025;

•

our Current Reports on Form 8-K filed with the SEC on January 13, 2025, April  7, 2025 and May 27, 2025 (in each case to the extent the information included in such reports is filed and not furnished); and

•

the description of our Common Stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on November  1, 2023, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2024.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference in this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Lexeo Therapeutics, Inc., Attn: Corporate Secretary, 345 Park Avenue South, Floor 6, New York, New York 10010; telephone: (212)-547-9879.

You also may access these filings on our website at ir.lexeotx.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). The inclusion of our website address is an inactive textual reference only.

41,630,514 Shares of Common Stock

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of the securities being registered by this registration statement. All amounts shown are estimates except for the SEC registration fee.

We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Stockholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the securities.

Amount to be Paid
SEC registration fee	$23,932.99
Accounting fees and expenses	40,000
Legal fees and expenses	50,000
Financial printing and miscellaneous expenses	10,000
Total	$123,932.99

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except where the director or officer breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in our Bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We currently maintain and expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed or Furnished Herewith
3.1	Amended and Restated Certificate of Incorporation (as amended and currently in effect)	8-K	001-41855	3.1	November 7, 2023
3.2	Amended and Restated Bylaws of the Registrant (as amended and currently in effect)	8-K	001-41855	3.2	November 7, 2023
4.1	Amended and Restated Investors’ Rights Agreement, dated August 10, 2021, by and among the Registrant and certain of its stockholders	S-1	333-274777	4.1	September 29, 2023
4.2	Form of Common Stock Certificate of the Registrant	S-1/A	333-274777	4.2	October 30, 2023
4.3	Form of Pre-Funded Warrant	8-K	001-41855	4.1	May 27, 2025
4.4	Form of Common Warrant	8-K	001-41855	4.2	May 27, 2025
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
10.1	Form of Securities Purchase Agreement, dated May 27, 2025	8-K	001-41855	10.1	May 27, 2025
10.2	Form of Registration Rights Agreement, dated May 27, 2025	8-K	001-41855	10.2	May 27, 2025
23.1	Consent of KPMG LLP, independent registered public accounting firm of Lexeo Therapeutics, Inc.					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 hereto)					X
24.1	Power of Attorney	S-3	333-288025	24.1	June 13, 2025
107	Filing Fee Table	S-3	333-288025	107	June 13, 2025

(b) Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the accompanying notes. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 26, 2025.

LEXEO THERAPEUTICS, INC.

By:	/s/ Jenny R. Robertson
Jenny R. Robertson
Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* R. Nolan Townsend	Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2025

* Kyle Rasbach	Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2025

* Mette Kirstine Agger	Director	June 26, 2025

* Steven Altschuler, M.D.	Chairperson of the Board of Directors	June 26, 2025

* Paula HJ Cholmondeley	Director	June 26, 2025

* Brenda Cooperstone, M.D.	Director	June 26, 2025

* Reinaldo Diaz	Director	June 26, 2025

* Tolga Tanguler	Director	June 26, 2025

* Tim Van Hauwermeiren	Director	June 26, 2025

*By:	/s/ Jenny R. Robertson
Jenny R. Robertson
Attorney-in-Fact